UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2006

SATCON TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01            Regulation FD Disclosure

As previously announced, on July 19, 2006, SatCon Technology Corporation (the “Company”) issued $12,000,000 aggregate principal amount of senior secured convertible notes (the “Notes”). The Notes bear interest at the higher of (i) 7.0% per annum or (ii) the six-month LIBOR plus 3.5%. Interest is payable quarterly, beginning on October 31, 2006, and may be made in cash or, at the Company’s option if certain equity conditions are satisfied, in shares of the Company’s common stock. If interest is paid in shares of common stock, the price per share will be at a 10% discount to the volume weighted average price for the 20 trading days preceding the payment date.

On September 29, 2006, the Company determined that, with respect to the first interest payment on the Notes, which is due on October 31, 2006, the Company intends to pay the accrued interest (approximately $315,000) in shares of its common stock.  Under the terms of the Notes, an estimate of the number of shares owed as interest (based on previous trading prices) must be delivered by October 2, 2006 and trued-up on October 31, 2006.  Accordingly, an aggregate of 315,000 shares (representing the current estimate) will be delivered to the holders of the Notes by October 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006	By:	/s/ DAVID E. O’NEIL
David E. O’Neil
Vice President of Finance and Treasurer